Exhibit 1

SUBSCRIPTION AGREEMENT

 MOSCOW CABLECOM CORP.

Dated May 5, 2006

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TABLE OF CONTENTS

Page

ARTICLE I   DEFINITIONS

1

SECTION 1.01.  Certain Defined Terms

1

SECTION 1.02.  Other Definitions

4

ARTICLE II   SALE AND PURCHASE

5

SECTION 2.01.  Sale of the New Securities

5

SECTION 2.03.  Closing

5

SECTION 2.03.  Purchase Price.

5

SECTION 2.04.  Purchaser Commitment Date; Acceptance or Rejection of Subscriptions

5

SECTION 2.05.  Closing Deliveries by the Company.

5

SECTION 2.06.  Deliveries by the Purchasers.

5

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

6

SECTION 3.01.  Organization, Authority and Qualification of the Company and the Company Subsidiaries.

6

SECTION 3.02.  Capital Stock of the Company; Ownership of the New Securities

6

SECTION 3.03.  No Conflict

7

SECTION 3.04.  Governmental Consents and Approvals

7

SECTION 3.05.  SEC Filings; Financial Statements; Nasdaq Listing

7

SECTION 3.06.  No Undisclosed Liabilities

8

SECTION 3.07.  Absence of Certain Changes or Events.

8

SECTION 3.08.  Litigation.

8

SECTION 3.09.  Compliance with Laws

8

SECTION 3.10.  Brokers

9

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

9

SECTION 4.01.  Organization and Authority of the Purchaser.

9

SECTION 4.02  Capacity.

9

SECTION 4.03.  No Conflict

9

SECTION 4.04.  Governmental Consents and Approvals

9

SECTION 4.05.  Investment Purpose

10

SECTION 4.06.  Financing

10

SECTION 4.07.  Status of New Securities; Limitations on Transfer and Other Restrictions.

10

SECTION 4.08  Information.

10

ARTICLE V   CONDITIONS

10

SECTION 5.01.  Conditions to Each Party’s Obligations to Effect the Transactions

10

SECTION 5.02.  Conditions to the Obligations of the Company to Effect the Transactions.

11

SECTION 5.03.  Conditions to the Purchaser’s Obligations to Effect the Transactions.

11

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ARTICLE VI   TERMINATION

11

SECTION 6.01.  Termination

11

SECTION 6.02.  Effect of Termination

12

ARTICLE VII   GENERAL PROVISIONS

12

SECTION 7.01.  Amendment and Waiver

12

SECTION 7.02.  Expenses

12

SECTION 7.03.  Notices

12

SECTION 7.04.  Headings

13

SECTION 7.05.  Severability

13

SECTION 7.06.  Entire Agreement

13

SECTION 7.07.  Assignment

13

SECTION 7.08.  No Third Party Beneficiaries

13

SECTION 7.09.  Governing Law; Jurisdiction; Venue.

13

SECTION 7.10.  Counterparts

14

SECTION 7.11.  Specific Performance

15

SECTION 7.12.  Interpretation

15

SECTION 7.13.  Construction

15

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EXHIBITS

Exhibit A           Form of Warrant Agreement

Exhibit B           Form of Registration Rights Agreement

Exhibit C          Matters to be Opined on in Legal Opinion from the Company’s US Counsel

Exhibit D          Reserved

Exhibit E          List of Purchasers

Exhibit F          Wire Transfer Instructions

Exhibit G          Officers’ Certificate of the Chief Executive Officer and the Chief Financial Officer of the Company

SUBSCRIPTION AGREEMENT, dated May 5, 2006, by and between Moscow CableCom Corp., a Delaware corporation (the “Company”), and the investors listed on Exhibit E to this Agreement (collectively, the “Purchasers”).

W I T N E S S E T H:

WHEREAS, the Company wishes to issue and sell to the Purchasers, and the Purchasers wish to purchase from the Company, units (the “Units”), each consisting of one share of Common Stock, $0.01 par value (the “New Common Stock”), and one-half warrant to purchase a share of common stock (the “Warrants”), upon the terms and subject to the conditions set forth herein.  All the shares of New Common Stock and the Warrants purchased pursuant to this Agreement are referred to as the “New Securities”; and

WHEREAS, at the Closing (as defined herein) the Company and the Purchasers will enter into Warrant Agreements, substantially in the form attached to this Agreement as Exhibit A (the “Warrant Agreements”), pursuant to which the Purchasers will acquire warrants which will be exercisable until the second anniversary of the Closing (the “Warrants”);

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

 DEFINITIONS

SECTION 1.01.  Certain Defined Terms

As used in this Agreement, the following terms shall have the following meanings:

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

 “Agreement” or “this Agreement” means this Subscription Agreement, dated May 5, 2006, between the Company and the Purchasers (including the Attachments and the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 7.01.

“Board” means the Board of Directors of the Company.

 “COMCOR-TV” means ZAO COMCOR TV, a closed joint stock company organized under the laws of the Russian Federation.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company, as constituted on the date hereof, any shares of the Company’s capital stock into which such Common Stock shall be changed, and any shares of the Company’s capital stock resulting from any reclassification of such Common Stock or any recapitalization of the Company.

“Company Subsidiary” or “Company Subsidiaries” means any Subsidiary or all of the Subsidiaries of the Company, respectively.

“Convertible Debentures” means the 10½% Convertible Subordinated Debentures due 2007 of the Company.

“Disclosure Schedule” means the Disclosure Schedule delivered by the Company in connection with this Agreement dated as of the date hereof and incorporated herein by reference.

“Encumbrance” means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, but excluding Permitted Encumbrances.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the SEC promulgated from time to time thereunder, all as the same shall be in effect at the time.

 “Governmental Authority” means any United States, Russian or other foreign federal, state, provincial, local, supranational government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

 “Indebtedness” means any indebtedness, obligation and other liability of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due), including without limitation all obligations of such Person (a) for borrowed money, (b) evidenced by bonds, notes, debentures or other similar instruments or by letters of credit, including purchase money obligations or other obligations relating to the deferred purchase price of property, goods or services (other than trade payables incurred in the ordinary course of business), (c) as lessee under leases which have been or should have been, in accordance with US GAAP, recorded as capital leases, (d) under direct or indirect guarantees in respect of Liabilities of others, including indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such indebtedness is assumed by such Person, (e) in respect of outstanding or unpaid checks or drafts or overdraft obligations, (f) for Taxes or (g) accrued interest, if any, on and all other amounts owed in respect of any of the foregoing.

“knowledge of the Company” means, with respect to any matter in question, the knowledge of the officers and directors of the Company.

“Law” means any supranational, United States, Russian or foreign federal, national, state, regional or local statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

“License” means any license(s), permit(s) or other authorization(s) necessary for a Person to lawfully own and operate its business, assets and properties or enter into and perform the Person’s obligations under this Agreement; provided, that, Licenses of the Company and each Company Subsidiary shall include, without limitation, (i) Licenses for delivery of cable TV broadcasting services, telematic services and data transmission services, (ii) Licenses for construction engineering and construction services, (iii) Licenses for access to MFON and (iv) all other Licenses with the City of Moscow or any other Governmental Authority.

“Material Adverse Effect” means (i) any circumstance, development, change in, or effect on the Company, any Company Subsidiary or their businesses that, individually or in the aggregate with any other circumstances, developments, changes in, or effects on, the Company, any Company Subsidiary or their businesses is, or is reasonably expected to be, materially adverse to the business of the Company and the Company Subsidiaries, taken as a whole, or the financial condition, results of operations, assets or properties of the Company and the Company Subsidiaries, taken as a whole, and (ii) any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and the Company Subsidiaries, taken as a whole.

“Nasdaq” means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

“Nasdaq National Market” has the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

“Permitted Encumbrances” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or is reasonably expected to commence:  (a) liens for taxes, assessments and governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with US GAAP shall have been made therefor; (b) Encumbrances imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations or other obligations of a like nature incurred in the ordinary course of business; (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes; (e) Encumbrances permitted under any financing of the Company in place as of the date hereof; (f) purchase money security interests in supplier equipment, (g) Encumbrances under the (i) the Term Loan Facility, dated as of August 26, 2004, between the Company, COMCOR-TV, Amatola Enterprises Limited and the other parties referred to therein, and (ii) the Working Capital Bridge Facility Agreement, dated as of August 26, 2004, between the Company and COMCOR-TV, Amatola Enterprises Limited and the other parties referred to therein (h) Encumbrances in connection with the offering of stock after the date hereof in mutual savings banks or equivalent financial institutions upon de-mutualization of the same in which the Company or a Company Subsidiary has an account as of the date hereof.

“Person” means any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a “group” of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

“Registration Rights Agreement” means the Registration Rights Agreement between the Company and the Purchasers, substantially in the form attached to this Agreement as Exhibit B.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the SEC promulgated from time to time thereunder, all as the same shall be in effect at the time.

“Series A Preferred Stock” means the Series A Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company.

“Significant Purchaser” means any Purchaser whose Purchase Price for the New Securities exceeds $7 million, as reflected on Exhibit E to this Agreement.

“Subsidiaries” of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Tax” or “Taxes” means any federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, whether disputed or not, imposed by any Governmental Authority or other Tax authority or arising under any Tax law or agreement, including, without limitation, any joint venture or partnership agreement.

“Transactions” means the transactions contemplated by this Agreement.

“US GAAP” means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

SECTION 1.02.  Other Definitions

The meanings of the following terms can be found in the Sections of this Agreement indicated below:

Term	Section
Bankruptcy Proceeding................................	3.07(b)
Closing........................................................	2.02
Closing Date................................................	2.02
Company.....................................................	Preamble
Company Balance Sheet..............................	3.07(a)
Company Permits........................................	3.09(b)
Exchange Act Reports.................................	3.05(a)
New Securities............................................	Recitals
Purchase Price.............................................	2.03
Purchasers....................................................	Preamble
Sarbanes-Oxley Act....................................	3.05(a)
Warrant Agreements.....................................	Recitals
Warrants.....................................................	Recitals

ARTICLE II

 SALE AND PURCHASE

SECTION 2.01.  Sale of the New Securities. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall duly issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the New Securities.  The New Securities will be represented by certificates evidencing the shares of New Common Stock and the Warrants included in the Units.

SECTION 2.02.  Closing.  The closing (the “Closing”) will take place not less than one day and not more than ten days following receipt of approval from Nasdaq for the Company’s application to list the shares of New Common Stock included in the Units (the “Closing Date”).

SECTION 2.03.  Purchase Price. The purchase price per Unit (the “Purchase Price”) to be paid by each of the Purchasers to the Company shall be the sum of (i) the closing bid price (the “Closing Bid Price”) of the Common Stock, as quoted on the Nasdaq National Market on May 4, 2006, with respect to the share of New Common Stock included in each Unit, plus (ii) 6.25¢, with respect to the one-half Warrant included in each Unit.  The Purchase Price will be determined on May 4, 2006 on the basis of the Closing Bid Price and Purchasers will be notified of the Purchase Price.

SECTION 2.04.  Purchaser Commitment Date; Acceptance or Rejection of Subscriptions.  Each of the Purchasers is required to deliver to the Company, no later than noon New York time on May 5, 2006, notice of the number of Units it proposes to acquire and duly executed copies of this Agreement, the Warrant Agreement, and the Registration Rights Agreement.  The Company will inspect the agreements delivered by the Purchasers, including the Investor Questionnaire incorporated into this Agreement, to confirm that all required information has been provided and that the agreements are properly executed.  Subscriptions will be accepted by the Company only upon execution by the Company of a counterpart to this Agreement.  On May 5, 2006, the Company shall notify each Purchaser whether its subscription has been accepted, the number of Units allocated to such Purchaser, and the amount of the Purchase Price due and payable by such Purchaser, and deliver to each Purchaser executed counterparts of this Agreement.  The Company reserves the right, in its sole discretion, to accept or reject the subscription of any Purchaser, in whole or in part.

SECTION 2.05.  Closing Deliveries by the Company.  On the Closing Date, the Company shall deliver or cause to be delivered to the Purchasers:

(a)

newly issued stock and warrant certificates issued to and registered in the names of each of the Purchaser and evidencing the number of shares of New Common Stock and Warrants acquired by each Purchaser;

(b)

a duly executed Warrant Agreement;

(c)

a duly executed Registration Rights Agreement;

(d)

a legal opinion from the Company’s U.S. counsel with respect to such matters as set forth in Exhibit C attached to this Agreement; and

(e)

an officers’ certificate of the Chief Executive Officer and the Chief Financial Officer of the Company substantially in the form attached hereto as Exhibit G.

SECTION 2.06.  Deliveries by the Purchasers.  On or before 3 p.m. New York time on the Closing Date, each of the Purchasers shall deliver or cause to be delivered to the Company the aggregate Purchase Price with respect to the number of Units allocated to such Purchaser, by wire transfer of immediately available funds in accordance with the wire transfer instructions provided on Exhibit F to this Agreement.

ARTICLE III

 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to the Purchasers to enter into this Agreement, the Company hereby represents, warrants and covenants to the Purchasers that the representations and warranties contained in this Article III are true, complete and correct as of the date of this Agreement and will be true, complete and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III).

SECTION 3.01.  Organization, Authority and Qualification of the Company and the Company Subsidiaries.  The Company and each Company Subsidiary is a corporation duly incorporated or organized, validly existing as a legal entity properly incorporated, organized, registered and existing, and in good standing (in jurisdictions recognizing the concept) under the laws of the jurisdiction of its incorporation, and the Company has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the Transactions (including entering into the Warrant Agreements and Registration Rights Agreement).  The Company and each Company Subsidiary is duly qualified to do business (and is in good standing in each jurisdiction that recognizes the concept) in each jurisdiction in which (x) it owns or leases properties or conducts any business or (y) such qualification is necessary, except where the failure to be so qualified or in good standing (with respect to jurisdictions recognizing the concept) in any such jurisdiction does not or would not subject the Company or the Company Subsidiary, as the case may be, to any material liability or disability.  The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions (including entering into the Warrant Agreements and Registration Rights Agreement) have been duly authorized by all requisite action on the part of the Company.  This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Purchasers) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (A) such enforcement may be subject to (i) any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar law now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity)and (B) rights to indemnification and contribution may be limited by public policy.  Neither the Company nor any Company Subsidiary is in violation of any of the provisions of their respective certificate of incorporation, by-laws or equivalent organizational documents.

SECTION 3.02.  Capital Stock of the Company; Ownership of the New Securities

(a)

As of the date hereof, the authorized capital stock of the Company consists of (x) 40,000,000 shares of Common Stock, of which (i) 8,906,446 shares are outstanding, (ii) 458,689 shares of Common Stock are reserved for issuance on conversion of the Series A Preferred Stock, (iii) 12,783,000 shares of Common Stock are reserved for issuance upon conversion of Series B Preferred Stock, (iv) 48,732 shares of Common Stock are reserved for issuance on conversion of the Convertible Debentures, and (iv) 1,137,424 shares are reserved for issuance upon the exercise of stock options; (y) 800,000 shares of Series A Preferred Stock, of which 150,144 shares are issued and outstanding and designated as Series A Preferred Stock; and (z) 25,000,000 shares of Series B Preferred Stock, of which (i) 4,500,000 shares are issued and outstanding and designated as Series B Preferred Stock, and (ii) 8,283,000 shares are reserved for issuance on conversion of outstanding warrants.  All of the outstanding shares of the Company’s capital stock are duly and validly issued, fully paid and nonassessable.  None of the issued and outstanding shares of capital stock of the Company was issued in violation of any preemptive rights.  As of the date hereof, except as described above or as set forth in Section 3.02(a) of the Disclosure Schedule, there are no options, warrants, subscriptions, calls, convertible securities or debentures or other rights, agreements, arrangements or commitments relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other equity interest in, the Company.  There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

(b)

The New Securities have been duly and validly authorized by the Board and, upon consummation of the Closing as contemplated hereby, the New Securities purchased by the Purchasers (i) will be duly and validly issued, fully paid, nonassessable, and free from all Taxes and Encumbrances, (ii) will be issued in compliance with United

States federal securities Laws and the securities laws of other applicable jurisdictions, and (iii) the issuance of the New Securities will not be subject to preemptive or other similar rights.

(c)

The Company’s Private Placement Memorandum of even date hereof (the “PPM”) contains a true and complete copy of the pro forma capitalization table of the Company, giving effect to the consummation of these Transactions, including the execution of the Warrant Agreements.  Section 3.02 (c) of the Disclosure Schedule sets forth any of the securities or instruments issued by the Company that will trigger anti dilution or similar provisions that will be triggered by, and all of the resulting adjustments that will be made, to such securities and instruments as a result of the issuance of the New Securities to the Purchasers.

(d)

Exhibit 21 to the Company’s annual report on Form 10-K, for the year ended December 31, 2005 (the “Annual Report”), sets forth the name and jurisdiction of incorporation of each Company Subsidiary.

SECTION 3.03.  No Conflict.  Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 3.04, the execution, delivery and performance of this Agreement by the Company do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Company or any Company Subsidiary, (b) to the knowledge of the Company, conflict with or violate any Law or Governmental Order applicable to the Company, any Company Subsidiary or any of their respective assets, properties or businesses, (c) to the knowledge of the Company, violate, conflict with or result in the breach of any provision of any Company Permit, or (d) except as set forth in Section 3.03 of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, License, franchise or other instrument, obligation or arrangement to which the Company or any Company Subsidiary is a party or by which any of its assets or properties is bound or affected.

SECTION 3.04.  Governmental Consents and Approvals.  The execution, delivery and performance of this Agreement, or the consummation of the Transactions, by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except such reports as may be required in connection with this Agreement and the Transactions (i) under the Exchange Act, (ii) under the Securities Act (in connection with the filing of a Form D with the SEC), (iii) under state securities or “blue sky” laws, and (iv) under the rules of the Nasdaq National Market in connection with the listing of additional shares.

SECTION 3.05.  SEC Filings; Financial Statements; Nasdaq Listing.

(a)

All documents of the Company filed with the SEC pursuant to the Exchange Act are referred to herein as the “Exchange Act Reports”.  The Exchange Act Reports, when they were filed with the SEC, complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder.  The Exchange Act Reports did not, as of their respective dates, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Except as set forth under Section 3.05 (a) of the Disclosure Schedule, the Company has timely filed all reports and registration statements and made all filings required to be made with the SEC under the Exchange Act, the Securities Act or the applicable rules and regulations of the SEC thereunder, all of which complied when filed in all material respects with all applicable requirements of the Securities Act and the Sarbanes-Oxley Act of 2002 (with respect to the provisions of such act required to be complied with at the time such forms, reports and documents were required to be filed) and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) and the statements contained in or accompanying the Exchange Act Reports in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act are true and correct.  No enforcement action has been initiated against the Company by the SEC relating to disclosures contained in any of the Exchange Act Reports.

(b)

The Common Stock is listed on the Nasdaq National Market.  The sales of New Securities to the Purchasers in accordance with the terms of this Agreement and the Warrant Agreements will not violate any rules of the Nasdaq National Market or the National Association of Securities Dealers as in effect on the date hereof.

(c)

The audited consolidated balance sheets of the Company and its subsidiaries for the fiscal year ended December 31, 2005 and the related audited consolidated statements of income, retained earnings, stockholders’ equity and cash flow of the Company and the Company Subsidiaries together with all related notes and schedules thereto (the “Audited Financial Statements”), as filed with the Annual Report (i) were prepared in accordance with the books of account and other financial records of the Company and its subsidiaries, (ii) present fairly the consolidated financial condition and results of operations of the Company and its subsidiaries as of the dates thereof or for the periods covered thereby, and (iii) have been prepared in accordance with US GAAP applied on a basis consistent with the past practices of the Company.

SECTION 3.06.  No Undisclosed Liabilities.  Except as specifically set forth in the financial statements of the Company included in the Exchange Act Reports filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred (x) in the ordinary course of business since the date of the most recent consolidated balance sheet included in the Exchange Act Reports filed and publicly available prior to the date of this Agreement and (y) as a result of the performance by the Company of its obligations pursuant to these Transactions, neither the Company nor any of the Company Subsidiaries has any Liabilities required by US GAAP to be set forth on a consolidated balance sheet of the Company or in the notes thereto.  All agreements related to Indebtedness (including, but not limited, to any loans, credit agreements, notes and indentures) to which the Company or any Company Subsidiary is a party have been filed with the Company’s Exchange Act Reports or registration statements filed with the SEC under the Securities Act.

SECTION 3.07.  Absence of Certain Changes or Events.  (a)  Since the date of the Company’s most recent audited balance sheet (the “Company Balance Sheet”), except as contemplated by this Agreement, or disclosed in any Exchange Act Report filed after the date of the Company Balance Sheet and prior to the date hereof, the Company has conducted its business only in the ordinary course and in a manner consistent with past practices and there has not been any development resulting in a Material Adverse Effect.

(b)

Neither the Company nor any Company Subsidiary has made a general assignment for the benefit of creditors, and no proceeding (a “Bankruptcy Proceeding”) has been instituted by or against the Company or any Company Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization.

SECTION 3.08.  Litigation.  Except as set forth in the periodic reports filed by the Company with the SEC, there are no material Actions by or against the Company or any Company Subsidiary or affecting any of the assets of the Company or any of the Company Subsidiaries, pending before any Governmental Authority or, to the knowledge of the Company, threatened or contemplated to be brought by or before any Governmental Authority.  None of the Company, the Company Subsidiaries or any of the assets of the Company or the Company Subsidiaries is subject to any Governmental Order (or, to the knowledge of the Company, are there any such Governmental Orders threatened or contemplated to be imposed by any Governmental Authority) which has, has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.09.  Compliance with Laws.

(a)

Neither the Company nor any Company Subsidiary is in default or violation of any Law or Governmental Order.

(b)

(i) The Company and each Company Subsidiary are in possession of all material franchises, grants, authorizations, Licenses, memoranda of understanding, agreements, easements, variances, exceptions, consents, certificates, approvals and orders of or with any Governmental Authority (the “Company Permits”) necessary or required for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted and the Company Permits are in full force and effect, are not subject to any unusual or onerous conditions and have been complied with in all material respects, (ii) no suspension or cancellation or revocation of any of the Company Permits is pending or, to the knowledge of the Company, threatened nor has any of the Company Permits expired and, with respect to any such Company Permit which will expire prior to the Closing Date, the Company is not aware of any circumstance which would reasonably be expected to cause such Company Permit not to be renewed or extended upon expiration and (iii) neither the

Company nor any Company Subsidiary is in default under any Company Permit. The Company has provided the Purchaser with complete and accurate copies of all Company Permits, including any amendments, supplements and extensions thereto, and with all written correspondence between the Company or any Company Subsidiary and a Governmental Authority with respect to any Company Permit.

SECTION 3.10.  Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

ARTICLE IV

 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

As an inducement to the Company to enter into this Agreement, each of the Purchasers hereby represent, warrant and covenant to the Company that the representations and warranties contained in this Article IV are true, complete and correct as of the date of this Agreement and will be true, complete and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

SECTION 4.01.  Organization and Authority of the Purchaser.  Each of the Purchasers identified as an entity on Exhibit E (collectively, the “Corporate Purchasers”) is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.  Each of the Corporate Purchasers has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the Transactions (including entering into the Warrant Agreements and the Registration Rights Agreement).  The execution and delivery of this Agreement by the each of the Corporate Purchasers, the performance by each of the Corporate Purchasers of its obligations hereunder and the consummation by each of the Corporate Purchasers of the Transactions (including entering into the Warrant Agreements and the Registration Rights Agreement) have been duly authorized by all requisite action on the part of each of the Corporate Purchasers.  This Agreement has been duly executed and delivered by each of the Corporate Purchasers, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of each of the Corporate Purchasers enforceable against each of the Corporate Purchasers in accordance with its terms.

SECTION 4.02  Capacity.  Each of the Purchasers who is an individual has the capacity to execute, deliver and perform this Agreement, to carry out its obligations hereunder and to consummate the Transactions (including entering into the Warrant Agreement and the Registration Rights Agreement).

SECTION 4.03.  No Conflict  Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03 and except as may result from any facts or circumstances relating solely to the Company, the execution, delivery and performance of this Agreement by each of the Purchasers does not (a) conflict with or violate any Law or Governmental Order applicable to any of the Purchasers or (b) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent or waiver under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of any of the Purchasers pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, License, permit, franchise or other instrument or arrangement to which any of the Purchasers is a party or by which any of such assets or properties are bound or affected.

SECTION 4.04.  Governmental Consents and Approvals.  The execution, delivery and performance of this Agreement by each of the Purchasers does not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except for (i) the applicable requirements of the Exchange Act for filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions, and the Securities Act (in connection with the filing of a Form D with the SEC and the Registration Rights Agreement), and (iii) for such other consents, waivers, approvals, authorizations, orders, actions, filings or notifications, which if not obtained or made would not be reasonably likely to affect performance by the Purchaser of its obligations hereunder or the consummation of the Transactions.

SECTION 4.05.  Investment Purpose.  Each of the Purchasers is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and is acquiring the New Securities for investment, for its own account, and not with a view to, or for sale in connection with, any distribution.  Each of the Purchasers understands that the Units have not been and are not registered either with the SEC or with the governmental entity charged with regulating the offer and sale of securities under the securities laws and regulations of the state of residence of the Purchaser and are being offered and sold pursuant to the exemption from registration provided in Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated under the Securities Act and limited exemptions provided in the “Blue Sky” laws of the states of residence of the Purchasers and that no governmental agency has recommended or endorsed the securities or made any finding or determination relating to the fairness for investment of the Units.  Each of the Purchasers is unaware of, and is in no way relying on, any form of general solicitation or general advertising in connection with the offer and sale of the Units.

SECTION 4.06.  Financing.  Each of the Purchasers have available (through cash on hand, credit arrangements or otherwise) all the funds necessary for the performance of all of their obligations under this Agreement.

SECTION 4.07.  Status of New Securities; Limitations on Transfer and Other Restrictions.  Each of the Purchasers hereby acknowledge and agree with the Company that the New Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to registration under, or to an exemption from, the registration requirements of the Securities Act and that the certificates evidencing the New Securities will bear legends to that effect.  Each of the Purchasers further agree that they have not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the New Securities, other than (i) pursuant to a Registration Rights Agreement, (ii) pursuant to Rule 144 under the Securities Act, (iii) pursuant to any transaction that does not require registration under the Securities Act, or (iv) with the prior written consent of the Company.

SECTION 4.08  Information. Each of the Purchasers acknowledges that it has evaluated the merits and risks of this investment solely on the basis of the PPM, and its own review of publicly available information regarding the Company, including the reports filed by the Company with the SEC, and has been offered the opportunity to ask questions of and receive answers concerning the terms and conditions of this investment.  The undersigned acknowledges that the Company has made its officers available to answer questions concerning the Company and the investment in the Units. In making the decision to purchase the Unit(s), each of the Purchasers has relied and will rely solely upon independent investigations made by him, her or it. Each of the Purchasers is not relying on the Company with respect to any tax or other economic considerations involved in this investment. Other than as set forth in the PPM and in Article 3 hereof, no representations or warranties have been made to the any of the Purchasers by the Company. To the extent any of the Purchasers has deemed it appropriate, it has consulted with its own attorneys and other advisors with respect to all matters concerning this investment.

ARTICLE V

 CONDITIONS

SECTION 5.01.  Conditions to Each Party’s Obligations to Effect the Transactions  The respective obligations of each party hereto to effect the Transactions are subject to the following conditions having been satisfied on or prior to the Closing Date, or waived by the all parties to this Agreement; provided, however, that the condition set forth in subsections (d) of this Section 5.01 may be waived only by agreement of all of the Significant Purchasers:

(a)

No Order.  No Governmental Authority shall have enacted, threatened, issued, promulgated, enforced or entered any Governmental Order that is then in effect, pending or threatened and has, or would have, the effect of prohibiting, restraining, enjoining or restricting the consummation of the Transactions;

(b)

Governmental Approvals.  All clearances required from any merger control, competition or antitrust authority, which has jurisdiction over the Transactions shall have been obtained; no governmental authority shall have intervened, or indicated that it is contemplating intervening, in a way that would or might reasonably be expected to make the Transactions or their implementation void, unenforceable or illegal or directly or indirectly restrain, restrict, prohibit, delay or otherwise interfere with the implementation thereof, or impose additional conditions or obligations with respect thereto, or otherwise challenge or hinder the transactions or their implementation;

(c)

Other Regulatory Approvals. All other necessary notifications and filings in respect of the Transactions shall have been made and any governmental or regulatory notices, approvals, filings or other requirements necessary to consummate the Transactions, including, without limitation, any approval required from Nasdaq relating to the listing of the New Common Stock and the shares of Common Stock issuable upon exercise of the Warrants, shall have been given, made, obtained or complied with, as applicable, and all consents, approvals or other authorizations required with respect to the Transactions shall have been obtained whether in the Russian Federation or elsewhere; and

SECTION 5.02.  Conditions to the Obligations of the Company to Effect the Transactions.  The obligations of the Company to effect the Transactions are subject to the following conditions having been satisfied (or waived by the Company) on or prior to the Closing Date:

(a)

Representations, Warranties and Covenants.    The representations and warranties of the Purchasers contained in this Agreement shall have been true and correct when made and true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, if earlier than the Closing Date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 5.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by the Purchasers on or before the Closing Date shall have been complied with in all material respects; and

(b)

Deliveries.  The Purchaser shall have delivered to the Company all the items listed in Section 2.05.

SECTION 5.03.  Conditions to the Purchaser’s Obligations to Effect the Transactions.  The obligations of the Purchasers to effect the Transactions are subject to the following conditions having been satisfied (or waived by the Purchaser) on or prior to the Closing Date:

(a)

Representations, Warranties and Covenants.  The representations and warranties of the Company contained in this Agreement shall have been true and correct when made and true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, if earlier than the Closing Date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 5.03(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by the Company on or before the Closing Date shall have been complied with in all material respects;

(b)

Material Adverse Effect.  Since the date hereof, there shall have been no events, changes or effects, individually or in the aggregate, with respect to the Company that constitutes a Material Adverse Effect on the Company; and

(c)

Deliveries.  The Company shall have delivered to the Purchasers all of the items listed in Section 2.04.

ARTICLE VI

TERMINATION

SECTION 6.01.  Termination.  This Agreement may be terminated and the other transactions contemplated by this Agreement may be abandoned at any time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions, as follows:

(a)

by mutual written consent of each of the Purchasers and the Company;

(b)

by each of the Purchasers, with respect to the obligations of such Purchaser pursuant to this Agreement, or by the Company if a Material Adverse Effect shall have occurred prior to the Closing;

(c)

by each of the Purchasers, with respect to the obligations of such Purchaser pursuant to this Agreement, or by the Company if Closing shall not have occurred on or prior to August 31, 2006;

(d)

by each of the Purchasers, with respect to the obligations of such Purchaser pursuant to this Agreement, or by the Company in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Transactions and such order, decree, ruling or other action shall have become final and nonappealable.

SECTION 6.02.  Effect of Termination

(a)

In the event of termination of this Agreement pursuant to Section 6.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of the Purchasers or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement; provided, further, that this Section 6.02 and Sections 7.02, 7.09 and 7.10 shall survive the termination of this Agreement.

ARTICLE VII

 GENERAL PROVISIONS

SECTION 7.01.  Amendment and Waiver.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties.  Either party to this Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other party contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement.  The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

SECTION 7.02.  Expenses.  (a) Except as otherwise specified in subsection (b) of this Section 7.02, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, that the Company shall reimburse the Significant Purchasers for their reasonable costs and expenses incurred in connection with this Agreement and the Transactions, in an aggregate amount not to exceed $100,000.

(b)  The Company covenants and agrees with the Purchaser that the Company will pay or cause to be paid the following:  (i) the cost of producing and filing with the SEC of this Agreement, the form of the Warrant Agreement, the Registration Rights Agreement, the closing documents (including any compilations thereof) and any other documents in connection with the purchase, sale and delivery of the New Securities; (ii) the cost of preparing the stock certificates for the New Securities and the Warrant Certificate for the Warrants, and (iii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 7.02.

SECTION 7.03.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day or the receipt is after 5 p.m.) of transmission by facsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day or the receipt is after 5 p.m.) if delivered by courier.  Subject to the foregoing, notices hereunder to the Company shall be delivered as set forth below and notices to the Purchasers shall be delivered as set forth on

Exhibit E to this Agreement, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                        Moscow CableCom Corp.

                        5 Waterside Crossing, 3rd Floor

         Windsor, CT 06095

         Attention: Chief Financial Officer

         Facsimile: 860-298-0685

with a courtesy copy (which shall not constitute notice to the Company) to:

                        Christopher F. Schultz, Esq.

                        Porzio, Bromberg & Newman, P.C.

                        156 West 56th Street

          New York, NY 10019

                        Facsimile: +1-212-957-3983

SECTION 7.04.  Headings  The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 7.05.  Severability.  If any provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party.  Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

SECTION 7.06.  Entire Agreement.  This Agreement, the Warrant Agreements and the Registration Rights Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Company and the Purchasers with respect to the subject matter hereof and thereof.

SECTION 7.07.  Assignment.  This Agreement may not be assigned by any Purchaser without the express written consent of the Company. This Agreement may not be assigned by the Company.

SECTION 7.08.  No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  No purchaser of any of the New Securities from the Purchaser shall be deemed a successor or assign with respect to this Agreement by reason merely of such purchase.

SECTION 7.09.  Governing Law; Jurisdiction; Venue.

THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES OR THOSE OF ANY OTHER JURISDICTION.

EXCEPT WHERE EQUITABLE RELIEF IS SOUGHT, IN THE EVENT OF A DISPUTE BETWEEN THE PARTIES FOR WHICH THE PARTIES ARE UNABLE TO REACH A MUTUALLY AGREEABLE RESOLUTION WITHIN 60 CALENDAR DAYS FOLLOWING RECEIPT OF NOTICE OF THE DISPUTE BY ALL PARTIES TO THE DISPUTE, THE DISPUTE SHALL BE SUBMITTED TO ARBITRATION UNDER THE COMMERCIAL

ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. THERE SHALL BE ONE ARBITRATOR MUTUALLY AGREED TO BY THE PARTIES (TO THE EXTENT THE PARTIES ARE UNABLE TO SELECT ONE MUTUALLY AGREEABLE ARBITRATOR, EACH PARTY SHALL SELECT ONE “SELECTION” ARBITRATOR AND THE TWO “SELECTION” ARBITRATORS SHALL THEN SELECT THE ARBITRATOR; IN THE EVENT THAT ANY PARTY FAILS TO SELECT A “SELECTION” ARBITRATOR WITHIN 20 CALENDAR DAYS FOLLOWING RECEIPT OF NOTICE BY SUCH PARTY OF THE OTHER PARTY’S SELECTION OF A “SELECTION” ARBITRATOR, THE PARTY WHICH HAS SELECTED A “SELECTION” ARBITRATOR SHALL SELECT THE ADDITIONAL “SELECTION” ARBITRATOR ON BEHALF OF THE PARTY THAT HAS FAILED TO DO SO); THE ARBITRATOR SHALL HAVE EXPERIENCE IN AND UNDERSTANDING OF THE SUBJECT MATTER OF THE CONTROVERSY.  THE HEARING SHALL BE HELD IN THE CITY OF NEW YORK, STATE OF NEW YORK AND SHALL BE NO MORE THAN FIVE (5) DAYS IN DURATION.  AFTER THE HEARING, THE PANEL SHALL DECIDE THE CONTROVERSY AND RENDER A WRITTEN DECISION SETTING FORTH THE ISSUES ADJUDICATED, THE RESOLUTION THEREOF AND THE REASONS FOR THE AWARD.  SUCH DECISION SHALL BE BINDING ON ALL PARTIES AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.  PAYMENT OF ARBITRATION, INCLUDING THE FEE OF THE ARBITRATOR, SHALL BE BORNE BY THE PARTY THAT DOES NOT PREVAIL IN THE ARBITRATION.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, BOTH THE COMPANY AND EACH OF THE PURCHASERS IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (“SDNY”) FOR ALL DISPUTES INVOLVING EQUITABLE RELIEF.  EITHER THE COMPANY OR ANY PURCHASER MAY PROCEED TO THE SDNY TO OBTAIN EQUITABLE RELIEF AT ANY TIME. EACH OF THE PURCHASERS FURTHER WAIVES ANY OBJECTION TO VENUE IN SDNY AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SDNY ON THE BASIS OF A NON-CONVENIENT FORUM. EACH OF THE PURCHASERS AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED THEREBY.

THIS CLAUSE WILL SURVIVE ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT AND IF ANY TERM, COVENANT, CONDITION OR PROVISION OF THIS CLAUSE IS FOUND TO BE UNLAWFUL, INVALID OR UNENFORCEABLE, THE REMAINING PARTS OF THE CLAUSE WILL NOT BE AFFECTED THEREBY AND WILL REMAIN FULLY ENFORCEABLE.

SECTION 7.10.  Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 7.11.  Specific Performance.  The parties agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that would be suffered by the parties in the event that this Agreement were not performed in accordance with its terms or conditions or were otherwise breached. It is accordingly hereby agreed that the parties shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other party and to enforce specifically such terms and conditions of this Agreement, such remedy being in addition to and not in lieu of any other rights and remedies to which the other party is entitled to at law or in equity.

SECTION 7.12.  Interpretation.  References in this Agreement to articles, sections, paragraphs, clauses, schedules, annexes and exhibits are to articles, sections, paragraphs, clauses, schedules, annexes and exhibits in or to this Agreement unless otherwise indicated.  Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.  Any term defined by reference to any agreement, instrument or document has the meaning assigned to it whether or not such agreement, instrument or document is in effect.  Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation”.  Unless the context otherwise requires, any agreement, instrument or other document defined or referred to herein refers to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified from time to time.  Unless the context otherwise requires, references herein to any Person include its successors and assigns.

SECTION 7.13.  Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed as of the date first written above and each of the Purchasers has executed the Investor Questionnaire.

                                                                                MOSCOW CABLECOM CORP.

                                                                                By:    /s/  Vitaly V. Spaasky

                                                                                         Name: Vitaly V. Spaasky

                                                                                         Title: Senior Vice President

MOSCOW CABLECOM CORP.

INVESTOR QUESTIONNAIRE

The following information is requested from the undersigned prospective investor (the “Investor”) in connection with the private offer and sale by Moscow CableCom Corp. (the “Company”) of certain securities (the “Units”) pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D thereunder, as well as similar exemptions from registration provided by state securities laws.

The Investor understands the requested information is required in order to satisfy certain suitability standards as provided in the Private Placement Memorandum and Subscription Agreement provided herewith and that the Investor and/or his or her financial or other advisors (“Purchaser Representatives”) has knowledge and experience in financial and business affairs such that the Investor is capable of evaluating the merits and risks of the proposed investment.  The Investor understands: (a) the Company will rely on the information contained herein to determined your suitability; (b) the Units will not be registered under the Securities Act in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D promulgated thereunder; (c) the Units will not be registered under the securities laws of any state in reliance on similar exemptions; and (d) this Investor Questionnaire does not constitute an offer to purchase the Units or any other securities of the Company.

In addition, certain legal consequences arise from investing in the Units.  Since the Company is a publicly-traded company, it must comply with certain rules and regulations under the federal securities laws, including, but not limited to, the filing of Annual and Quarterly Reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Accordingly, the Investor is advised to consult their own securities law counsel regarding possible consequences of investing in the Units.  The Investor understands that, although this questionnaire and the responses provided herein will be kept confidential, the Company may present this questionnaire to such parties as it deems appropriate to establish the availability of exemptions from registration under state and federal securities laws.

In order to assist you in completing this questionnaire we have provided definitions to certain terms appearing in this Questionnaire, immediately following the signature page below.  Each of such defined terms has been bolded and italicized for identification.  The term “person,” as used in this questionnaire, means any natural person, company, government or political subdivision, agency or instrumentality of a government.

General Information

Please provide your full name, address, telephone and facsimile numbers, or the full name, address, telephone and facsimile numbers of the entity on whose behalf you are completing this questionnaire.  The address may be a business, mailing or residence address.

Full Name_______________________________________	Home Phone________________
Home Address___________________________________ _______________________________________________	Home Fax__________________
Name of Business_________________________________	Business Phone______________
Business Address_________________________________ _______________________________________________	Business Fax________________
Occupation or Title_______________________________	AGE______

Suitability of Investment for natural person

This section of the Questionnaire should be completed if the purchase is proposed to be undertaken by a natural person.  Purchasers other than natural persons should complete the section titled Suitability of Investment for Non-Natural Person.

1.	(a)	My individual net income (not including my spouse) was in excess of $200,000 in 2004 and 2005. YES_____ NO_____
	(b)	I anticipate that my individual net income will exceed $200,000 in 2006. YES_____ NO_____
	(c)	Our joint income (income of myself and my spouse together) was in excess of $300,000 in 2004 and 2005. YES_____ NO_____
	(d)	I anticipate that our joint income will exceed $300,000 in 2006. YES_____ NO_____
(e)

My current total net worth (individual or joint, if married) including real estate, investments, savings, stocks, bonds, pension and profit sharing (including the total current value of home, autos, furnishing and personal belongings) is more than $1,000,000.

YES_____                           NO_____

2.

Do you have any pre-existing personal or business relationship with the Company or any of its officers, directors or controlling persons? If so, please describe the nature and duration of such relationship.

3.	(a)

If you answered no to question 1 above, please describe in reasonable detail the nature and extent of your business, financial and investment experience which you believe gives you the capacity to evaluate the merits and risks of the proposed investment and the capacity to protect your interests.

	(b)	Are you purchasing the Units offered for your own account and for investment purposes only? YES_____ NO_____ If no, please state for whom you are investing and/or the reason for investing.
4.		In evaluating this investment, will you use the services of any of the following advisors? If so, please identify, providing address and telephone number.) Accountant: Attorney: Other:

suitability of investment for non-natural person

Please answer this section of the Questionnaire if the purchase is proposed to be undertaken by a corporation, partnership or other entity.  If the investment will be made by more than one affiliated entity, please complete a copy of the Questionnaire for each entity.

1. PROPOSED INVESTMENT

Please indicate the amount of your proposed investment:  $______________________

Please state the investing entity’s net worth at the time the securities will be purchased: $________________

2.  BUSINESS

Please check the appropriate area to indicate which of the following accurately describes the nature of the business conducted by the investing entity.

____	A bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5) of the Securities Act acting in either an individual or fiduciary capacity;
____	A broker or dealer registered pursuant to section 15 of the Exchange Act of 1934;
____	An insurance company as defined in Section 2(13) of the Securities Act;
____	An investment company registered under the Investment Company Act of 1940, as amended or a business development company as defined in section 2(a)(48) of that Act;
____	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

____

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

____

An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 whose investment decision is made by a fiduciary which is either a bank savings and loan association, insurance company or registered investment advisor, or whose total assets exceed $5,000,000, or, if a self-directed plan, a plan whose investment decisions are made solely by persons who are accredited investors;

____	A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;
____

An organization described in section 501(c)(3) of the Internal Revenue Code, a Massachusetts or similar business trust or a partnership, in each case, not formed for the purpose of investment, with total assets in excess of $5,000,000;

____	A trust with total assets in excess of $5,000,000 whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act;
____	An entity in which all of the equity owners are accredited investors.

Securities Holdings

Please fill in all blanks in the following questions related to your beneficial ownership of the Company’s common shares.  Generally, the term “beneficial ownership” refers to any direct or indirect interest in the securities which entitles you to any of the rights or benefits of ownership, even though you may not be the holder of record of the securities.  For example, securities held in “street name” over which you exercise voting or investment power would be considered beneficially owned by you.  Other examples of indirect ownership include ownership by a partnership in which you are a partner or by an estate or trust of which you or any member of your immediate family is a beneficiary.  Ownership of securities held in the names of your spouse, minor children or other relatives who live in the same household may be attributed to you.

If you have any reason to believe that any interest in securities of the Company which you may have, or the entity for which you are responding may have, however remote, is a beneficial interest, please describe such interest.  For purposes of responding to this questionnaire, it is preferable to err on the side of inclusion rather than exclusion.  Where the SEC’s interpretation of beneficial ownership would require disclosure of your interest (or the interest of the entity for which you are responding) or possible interest in certain securities of the Company, and you believe that you (or the entity for which you are responding) do not actually possess the attributes of beneficial ownership, an appropriate response is to disclose the interest and, at the same time, disclaim beneficial ownership of the securities.

Please indicate the amount of common shares of the Company or any of its subsidiaries which you (or the entity for which you are responding) beneficially owned as of the date you are signing this questionnaire.

For each holding:

•

State the nature of the holding (i.e., held in your own name or in the name of the entity, or any subsidiary or affiliate thereof, for which you are responding, jointly, as a trustee or beneficiary of a trust, as a custodian, as an executor, in discretionary accounts, by your spouse or minor children, by a partnership of which you are a partner and, if by a partnership, state the names of the partners of the partnership, etc.), and

•

State whether you are, or the entity for which you are responding is, the beneficial owner by reason of (i) sole voting power, (ii) shared voting power, (iii) sole investment power, (iv) shared investment power, (v) the right to acquire stock within 60 days of the end of the calendar year, and/or (vi) the right to acquire stock with the purpose of changing or influencing control.

•

Indicate in the Remarks column whether you, or the entity (or any subsidiary or affiliate thereof) for which you are responding, have sole or shared voting or investment power with respect to any such securities, and in what capacity (i.e., individual, general partner, trustee) you  or such entity or entities have such power or powers.

•

If you wish, or the entity for which you are responding wishes, to disclaim beneficial ownership of any shares listed, so indicate by writing the word “Disclaim” in the Remarks column below; and you understand that such shares will be shown separately from your beneficial holdings, or the beneficial holdings of the entity for which you are responding, and an appropriate disclaimer set forth.

•

If any of the shares listed are subject to any claim, encumbrance, pledge or lien, so indicate in the Remarks column.

Number of Shares	Registered in the Name of	Beneficially Owned by
________	_______________	_______________
________	_______________	_______________
________	_______________	_______________
________	_______________	_______________
________	_______________	_______________
________	_______________	_______________
________	_______________	_______________

Did you, or the entity for which you are responding, acquire the securities listed above in the ordinary course of business?

Yes                        No

If not, explain:__________________________________________________________________

_____________________________________________________________________________

At the time of your purchase, or the purchase by the entity for which you are responding, of the securities listed above, did you have any arrangements or understandings, directly or indirectly, with any person to distribute the securities?

Yes                        No

If yes, please describe such arrangements or understandings: _______________________________

______________________________________________________________________________

______________________________________________________________________________

5% Equity Security holders

To the best of my knowledge, all persons (including myself, or the entity for which I am responding, and my associates and including corporations, partnerships, trusts, associations and other such groups) who beneficially own more than 5% of any class of the Company’s equity securities are described below:

Name of Beneficial Owner	Class of Equity Securities Beneficially Owned	Holder of Voting or Investment Power

Voting Arrangement

All voting trusts or similar agreements or arrangements of which I have knowledge under which more than 5% of the Company’s outstanding common shares, on an as converted basis, is held or to be held are described below:

Names and Addresses of Voting Trustees	Voting Rights and Other Powers Under Trust, Agreement or Arrangement

Change in Control

All arrangements of which I have knowledge, including any pledge by any person of securities of the Company, the operations of which may at a subsequent date result in a change in control of the Company, are described below:

Transactions with the Company

Information regarding all material interests of yours, the entity for which you are responding, or your associates in any actual or proposed transaction or loan during the last three fiscal years to which the Company was or is to be a party is provided below.  Further, no such transaction need be described if:

(a)

the amount involved (including all periodic installments in the case of any lease or other agreement providing for periodic payments or installments and including the value of all transactions in a series of similar transactions) does not exceed US$60,000;

(b)

the rates or charges involved in the transaction are fixed by law or governmental authority or determined by competitive bids;

(c)

the services involved are as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or other similar service;

(d)

my interest arises solely from my ownership of securities of the Company and I received no extra or special benefit not shared on a pro rata basis by all other holders of securities in the same class;

(e)

my interest in the corporation that is a party to the transaction is solely as a director; or

(f)

my interest arose solely as an officer and/or director of the Company (e.g., my compensation arrangement with the Company).

Description:

Affiliation with Accountants or attorneys

Described below is any interest, affiliation or connection you, or the entity for which you are responding, have with the firm of Porzio, Bromberg & Newman, P.C.,  PricewaterhouseCoopers LLP, or any other law firm or accounting firm that has been retained by the Company during the last three fiscal years or is proposed to be retained by the Company:

Contracts with the Company

Described below are all contracts with the Company, or in which the Company has a beneficial interest, or to which the Company has succeeded by assumption or assignment, to which you, the entity for which you are responding, or any of your associates is a party, which are to be performed in whole or in part at or after the date of your proposed investment, or which were made not more than three years prior thereto:

NASD-RELATED QUESTIONS

(1)

Are you (i) a “member” of the National Association of Securities Dealers, Inc. (“NASD”), (ii) an “affiliate” of a member of the NASD, (iii) a “person associated with a member” or “associated person of a member” of the NASD or (iv) associated with an “underwriter or related person” with respect to the proposed initial public offering for the Company?

Yes                        No

For the sole purpose of this Question: (i) the NASD defines a “member” as being either any broker or dealer admitted to membership in the NASD or any officer or partner of such a member or the executive representative of such member or the substitute for such representative; (ii) the term “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is in common control with the person specified.  Persons who have acted or are acting on behalf or for the benefit of a person include, but are not necessarily limited to, directors, officers, employees, agents, consultants and sales representatives; (iii) the NASD defines a “person associated with a member” or “associated person of a member” as being every sole proprietor, partner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD; and (iv) the term “underwriter or related person” includes, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisers, finders, members of the selling or distribution group, and any and all other persons associated with or related to any such persons.

If yes,  kindly describe such relationship (whether direct or indirect) and please respond to Questions (2) and (3) below; if no, please proceed to Question (4).

(2)

Please set forth information as to all purchases and acquisitions (including contracts for purchase or acquisition) of securities of the Company by you, regardless of the time acquired or the source from which derived:

Seller or

Amount and

Price or Other

   Prospective Seller

      Nature of Securities

Consideration

Date

(3)

In connection with your direct or indirect affiliation or association with a “member” of the NASD as set forth above in Question (1), please furnish the identity of such NASD member and any information, if known, as to whether such NASD member intends to participate in any capacity in this proposed initial public offering, including the details of such participation:

(4)

Please describe any underwriting compensation and arrangement or any dealings known to you between any “underwriter or related person”, “member” of the NASD, “affiliate” of a member of the NASD, “person associated with a member”, or “associated person of a member” of the NASD on the one hand and the Company or controlling shareholder thereof on the other hand, other than information relating to the proposed initial public offering of the Company:

(5)

Please set out below any information, if known, as to whether any “member” of the NASD,

any “underwriter or related person”, “affiliate” or a member of the NASD, “person associated with a member” or “associated person of a member” of the NASD may receive any portion of the net offering:

The undersigned understands that material misstatements or the omission of material facts in the Company’s pubic filings under the deferral and state securities laws may give rise to civil and criminal liabilities to the Company, to each officer and director of the Company signing such filings and other persons signing such filings.  The undersigned will notify you and the Company of any misstatement of a material fact in such filings, and of the omission of any material fact necessary to make the statements contained therein not misleading, as soon as practicable.

By signing below, the undersigned represents that the information provided herein is accurate, consents to the disclosure, if required, of the information contained in this Investor Questionnaire and the inclusion of such information in the Company’s filings under the federal or state securities laws.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation of such filings and determining whether the Investor satisfies minimum suitability standards necessary to comply with exemptions from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

Once the Investor Questionnaire is executed by the undersigned and received by the Company, the terms of this Investor Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the undersigned beneficial owner.  This agreement shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Subscription Agreement and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

I confirm that the foregoing statements are correct, to the best of my knowledge and belief.

Dated: May 5, 2006.

Very truly yours,

HARBOR ADVISORS, LLC

FBO A/C BUTTERFIELD BERMUDA GENERAL ACCOUNT

By:	/s/ Diana Light-Rhodes
Name:	Diana Light-Rhodes
Title	Vice President

Definitions

The term “arrangement” means any plan, contract, authorization or understanding whether or not set forth in a formal document.

The term “associate” as used throughout this questionnaire, means (a) any corporation or organization (other than the Company) of which I am an officer, director or partner or of which I am, directly or indirectly, the beneficial owner of 5% or more of any class of equity securities, (b) any trust or other estate in which I have a substantial beneficial interest or as to which I serve as trustee or in a similar capacity, (c) my spouse, (d) any relative of my spouse or any relative of mine who has the same home as me or who is a director or officer or key executive of the Company, (e) any partner, syndicate member or person with whom I have agreed to act in concert with respect to the acquisition, holding, voting or disposition of shares of the Company’s securities.

The term “beneficially owned” when used in connection with the ownership of securities, means (a) any interest in a security which entitles me to any of the rights or benefits of ownership even though I may not be the owner of record or (b) securities owned by me directly or indirectly, including those held by me for my own benefit (regardless of how registered) and securities held by others for my benefit (regardless of how registered), such as by custodians, brokers, nominees, pledgees, etc., and including securities held by an estate or trust in which I have an interest as legatee or beneficiary, securities owned by a partnership of which I am a partner, securities held by a personal holding company of which I am a stockholder, etc., and securities held in the name of my spouse, minor children and any relative (sharing the same home).  A “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(a)

voting power which includes the power to vote, or to direct the voting of, such security; and/or

(b)

investment power which includes the power to dispose, or to direct the disposition, of such security.

The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

The term “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

The term “material”, when used in this questionnaire to qualify a requirement for the furnishing of information as to any subject, limits the information required to those matters as to which an average prudent investor ought reasonably to be informed before purchasing the securities of the Company.

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